Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Elanco Animal Health Incorporated of our report dated March 13, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Aratana Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 30, 2019